UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) September 26, 2006
                                                --------------------------------
                                 Six Flags, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

                1-13703                              13-3995059
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      (Commission File Number)            (IRS Employer Identification No.)

        1540 Broadway; 15th Floor
           New York, New York                                     10036
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(Address of Principal Executive Offices)                       (Zip Code)

                                 (212) 652-9403
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              (Registrant's Telephone Number, Including Area Code)

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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

      On September 26, 2006, Six Flags, Inc. (the "Company") entered into an employment agreement (the "Agreement") with Mark Shapiro, President and Chief Executive Officer of the Company. The Agreement will terminate on December 31, 2009, subject to Mr. Shapiro's right to extend the Agreement for two one-year periods and subject further to earlier termination in accordance with the Agreement. The Agreement incorporates the compensation terms previously disclosed by the Company on the Form 8-K filed on January 23, 2006, which terms are incorporated herein by reference, except as described below. In addition to such terms, the Agreement provides that Mr. Shapiro will receive a base salary of $1.3 million commencing on January 1, 2007. The Agreement also provides that
(i) Mr. Shapiro will have a target bonus of $1.3 million rather than $1.0 million as previously disclosed; (ii) a maximum bonus set at $2.6 million rather than 200% of base salary as previously disclosed and (iii) 50% of the restricted shares granted to Mr. Shapiro will vest on each of the third and fourth anniversaries of the date of grant rather than 100% on the third anniversary of the date of grant as previously disclosed.

      If Mr. Shapiro's employment is terminated without Cause or for Good Reason, as such terms are defined in the Agreement, then Mr. Shapiro will be entitled to receive (i) a lump sum cash severance payment equal to the unpaid balance of his annual salary and annual bonuses he would have been paid for the remainder of his term, but in no event less than three times the sum of Mr. Shapiro's annual salary and annual bonus, based on the highest salary in effect at any time during his employment and the bonus he earned during the year prior to the termination; (ii) his unpaid base salary through the date of termination and any earned but unpaid bonus plus a lump sum cash amount equal to his target bonus for the year terminated on a pro rated basis; (iii) any benefits due under any employee benefit plan and any payments due under the terms of any Company program, arrangement or agreement, excluding any severance program or policy;
(iv) continued benefits for three years; (v) payment of any expenses owed to him; (vi) full vesting of all previously granted stock options and restricted stock regardless of whether the time or performance requirements have been satisfied and (vii) gross-up payments for any excise taxes incurred on payments in excess of a specified threshold.

      The Agreement also contains a confidentiality provision and a one-year non-compete agreement. A copy of the Agreement is attached hereto as Exhibit
10.1 and is incorporated herein by reference.

      On September 26, 2006, in connection with the Agreement, the Company also entered into stock option and restricted stock award agreements with Mr. Shapiro for the equity grants previously disclosed by the Company on the Form 8-K filed on January 23, 2006. The award agreements incorporate both the previously disclosed pricing terms of the awards as well as the terms of the Agreement that are applicable to the awards. Such award agreements are attached hereto as Exhibits 10.2, 10.3, 10.4 and 10.5 and are incorporated herein by reference.


Item 9.01   Financial Statements and Exhibits.

      (d)   Exhibits


     10.1 Employment Agreement, dated as of September 26, 2006, by and between Mark Shapiro and Six Flags, Inc.

     10.2   Award Agreement for the Grant of Restricted Stock to Mark
            Shapiro.

     10.3 Award Agreement for the Grant of $12 Share Price Stock Option to Mark Shapiro.

     10.4 Award Agreement for the Grant of $15 Share Price Stock Option to Mark Shapiro.

     10.5 Award Agreement for the Grant of Noncontingent Stock Option to Mark Shapiro.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SIX FLAGS, INC.



                                       By:   /s/ James M. Coughlin
                                          --------------------------------------
                                          Name:  James M. Coughlin
                                          Title: General Counsel

Date:  October 2, 2006

                                  EXHIBIT INDEX


                                                                 Paper (P) or
 Exhibit No.                    Description                     Electronic (E)
------------- ------------------------------------------------- ----------------
     10.1     Employment Agreement, dated as of September              E
              26, 2006, by and between Mark Shapiro and Six
              Flags, Inc.

     10.2     Award Agreement for the Grant of Restricted              E
              Stock to Mark Shapiro.

     10.3     Award Agreement for the Grant of $12 Share               E
              Price Stock Option to Mark Shapiro.

     10.4     Award Agreement for the Grant of $15 Share               E
              Price Stock Option to Mark Shapiro.

     10.5     Award Agreement for the Grant of Noncontingent           E
              Stock Option to Mark Shapiro.